BlackRock Liquidity Funds:
New York Money Fund

File Number:

CIK Number:

For the Period Ended:
10/31/2008

Pursuant to Exemptive Order ICA Release No. 15520 dated January
5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the period November 1, 2007 through October 31, 2008:

The information will be in the following order:

SALES (IN THOUSANDS)
TRANSACTION DATE
FACE AMOUNT
SECURITY DESCRIPTION
RATE
DUE DATE

09/29/08
$ 5,280
NEW YORK NY - PT - 3333
4.07
08/01/16

09/30/08
$ 17,495
TOBACCO STL NY RB MT-232
4.18
06/01/19